EXHIBIT 23.1
    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in the Current Report on Form 8-K/A of Norfolk Southern Corporation dated May 9, 1997 of our report dated
    January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, appearing on page 6 of this Form 8-K/A.

    PRICE WATERHOUSE LLP
    Thirty South Seventeenth Street
    Philadelphia, PA  19103

    May 12, 1997